UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 23, 2017

TEARLAB CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9980 Huennekens St., Ste 100

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 455-6006

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information regarding the amendment to the Company’s Amended and Restated Certificate of Incorporation contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As noted below, on February 23, 2017, at the Special Meeting (as defined below), the stockholders of TearLab Corporation (the “Company”) approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Board of Directors, (i) a reverse stock split of all of the outstanding shares of the Company’s common stock and those shares held by the Company in treasury stock, if any, in a ratio of one-for-two, one-for-five, or one-for ten, with the final ratio to be determined by the Board of Directors, in its sole discretion, and (ii) a reduction in the total number of authorized shares of common stock from 95,000,000 to either 47,500,000, 19,000,000 or 9,500,000, based on the final stock split ratio determined by the Board of Directors. Following the Special Meeting, on February 23, 2017, the Board of Directors approved the reverse stock split at a ratio of one-for-ten and a corresponding reduction in the total number of authorized shares of common stock from 95,000,000 to 9,500,000. Following the Board of Directors’ approval, on February 23, 2017, the Company filed the certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation with the Delaware Secretary of State to effect such amendment. A copy of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

We held a special meeting of stockholders on February 23, 2017 (the “Special Meeting”). Of the 53,601,990 shares of our common stock outstanding as the record date of December 27, 2016, 42,968,777 shares were represented at the Special Meeting, either in person or by proxy, constituting approximately 80.16% of the outstanding shares of common stock. The matters voted on at the Special Meeting and the votes cast with respect to each such matter are set forth below:

1.	Certificate of Amendment to the Amended and Restated Certificate of Incorporation. The amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Board of Directors, (i) a reverse stock split of all of the outstanding shares of the Company’s common stock and those shares held by the Company in treasury stock, if any, in a ratio of one-for-two, one-for-five, or one-for ten, with the final ratio to be determined by the Board of Directors, in its sole discretion, and (ii) a reduction in the total number of authorized shares of common stock from 95,000,000 to either 47,500,000, 19,000,000 or 9,500,000, based on the final stock split ratio determined by the Board of Directors, was approved based on the following results of voting:

For	Against	Abstentions	Broker Non-Votes
41,816,189	1,147,941	4,647	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ Wes Brazell
Wes Brazell
Chief Financial Officer

Date: February 27, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of TearLab Corporation